Exhibit 99.1

Tecnoglass Disputes Allegations in Short Seller Report and Remains Committed to Transparency, Ethical Conduct, and Compliance with All Applicable Laws

-	Company’s Board of Directors Forms Special Committee of Independent Directors to Analyze Issues Raised in Report with Assistance of Leading International Law Firm -

- Company Reaffirms Recently Increased Full Year 2021 Growth Outlook -

BARRANQUILLA, Colombia – December 17, 2021 – Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products serving the global residential and commercial end markets, today announced that the Company’s Board of Directors (the “Board”) has formed a Special Committee of independent directors (the “Special Committee”). The Special Committee has retained Covington & Burling LLP, which will be supported by a leading global accounting firm, to assist the Special Committee in analyzing the recent short seller report issued on December 9, 2021.

Tecnoglass disputes the allegations in the recent short seller report, and the Company is committed to doing business in the most ethical and transparent manner and complying with all applicable laws. Although the Special Committee is currently unable to predict the timing or outcome of the analysis, the Company is diligently providing support to Covington as it works to complete the analysis as soon as possible.

The Company reaffirmed the Company’s increased financial outlook it disclosed on December 9, 2021 for full year 2021. The Company remains on pace to deliver another year of record cash flow with cash flow from operations at approximately $100 million year to date through November 2021. Based on the financial performance through November 2021, the Company expects revenue to be in the range of $490 million to $495 million and Adjusted EBITDA to be in the range of $147 million to $150 million.

About Tecnoglass

Tecnoglass Inc. is a leading producer of architectural glass, windows, and associated aluminum products serving the multi-family, single-family and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 2.7 million square foot, vertically-integrated and state-of-the-art manufacturing complex provides efficient access to over 1,000 global customers, with the U.S. accounting for more than 90% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com